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                                                                  Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) of Global TeleSystems Group, Inc. dated on or about February 4, 1998, and to the incorporation by reference therein of our reports dated December 16, 1997 (Global TeleSystems Group, Inc.), February 21, 1997 (EDN Sovintel), and December 23, 1997 (Hermes Europe Railtel B.V.), included in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-36555) of Global TeleSystems Group, Inc., filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Vienna, Virginia
February 4, 1998